Exhibit 99.1

FOR IMMEDIATE RELEASE
January 18, 2023

FOR ADDITIONAL INFORMATION, PLEASE CONTACT MARK A. GOOCH, VICE CHAIRMAN, PRESIDENT, AND CEO, COMMUNITY TRUST BANCORP, INC. AT (606) 437-3229

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS EARNINGS FOR THE 4TH QUARTER AND YEAR 2022

Earnings Summary
(in thousands except per share data)	4Q 2022	3Q 2022	4Q 2021	Year 2022	Year 2021
Net income	$22,443	$19,372	$19,248	$81,814	$87,939
Earnings per share	$1.26	$1.09	$1.08	$4.59	$4.94
Earnings per share – diluted	$1.26	$1.08	$1.08	$4.58	$4.94

Return on average assets	1.64%	1.40%	1.41%	1.50%	1.63%
Return on average equity	14.42%	12.08%	10.94%	12.73%	12.88%
Efficiency ratio	51.81%	53.70%	55.40%	53.12%	53.11%
Tangible common equity	10.58%	9.93%	11.82%

Dividends declared per share	$0.44	$0.44	$0.40	$1.68	$1.57
Book value per share	$35.05	$33.66	$39.13

Weighted average shares	17,848	17,841	17,796	17,836	17,786
Weighted average shares – diluted	17,872	17,857	17,820	17,851	17,804

Community Trust Bancorp, Inc. (NASDAQ-CTBI) achieved earnings for the fourth quarter 2022 of $22.4 million, or $1.26 per basic share, compared to $19.4 million, or $1.09 per basic share, earned during the third quarter 2022 and $19.2 million, or $1.08 per basic share, earned during the fourth quarter 2021.  Total revenue was $0.3 million above prior quarter and $2.7 million above prior year same quarter.  Net interest revenue increased $1.2 million compared to prior quarter and $3.9 million compared to prior year same quarter, and noninterest income decreased $0.9 million compared to prior quarter and $1.2 million compared to prior year same quarter.  Our provision for credit losses for the quarter was $1.5 million compared to $2.4 million for the quarter ended September 30, 2022 and $0.5 million for the fourth quarter 2021.  Noninterest expense decreased $1.2 million compared to prior quarter and $0.9 million compared to prior year same quarter.  Net income for the year ended December 31, 2022 was below prior year by $6.1 million, primarily due to the $6.4 million recovery of provision for credit losses taken in 2021 compared to provision expense of $4.9 million for the year 2022 and a $5.3 million decline in gains on sales of loans year over year.

4th Quarter 2022 Highlights

❖	Net interest income for the quarter of $44.7 million was $1.2 million above prior quarter and $3.9 million above prior year same quarter.

❖	Provision for credit losses for the quarter were $1.5 million compared to $2.4 million for the quarter ended September 30, 2022 and $0.5 million for the fourth quarter 2021.

❖	Our loan portfolio increased $78.7 million, an annualized 8.6%, from September 30, 2022 and $300.5 million, or 8.8%, from December 31, 2021.

❖
We had a net recovery of loan charge-offs for the fourth quarter 2022 of $9 thousand compared to net loan charge-offs of $325 thousand, or 0.04% of average loans annualized, for the quarter ended September 30, 2022 and an $8 thousand net recovery of loan charge-offs for the quarter ended December 31, 2021.

❖
Our total nonperforming loans, excluding troubled debt restructurings, increased to $15.3 million at December 31, 2022 from $13.7 million at September 30, 2022 but were below the $16.6 million at December 31, 2021.  Nonperforming assets at $19.0 million increased $3.4 million from September 30, 2022 but decreased $1.1 million from December 31, 2021.

❖	Deposits, including repurchase agreements, at $4.6 billion decreased $123.6 million, or an annualized 10.3%, from September 30, 2022 but increased $26.2 million, or 0.6%, from December 31, 2021.

❖
Shareholders’ equity at $628.0 million increased $25.5 million, or an annualized 16.8%, during the quarter but declined $70.2 million, or 10.0%, from December 31, 2021, as a result of an increase year over year in unrealized losses on our securities portfolio due to an increased interest rate environment.

❖	Noninterest income for the quarter ended December 31, 2022 of $13.8 million was $0.9 million, or 6.2%, below prior quarter and $1.2 million, or 8.1%, below prior year same quarter.

❖	Noninterest expense for the quarter ended December 31, 2022 of $30.3 million was $1.2 million, or 3.9%, lower than prior quarter and $0.9 million, or 2.9%, below prior year same quarter.

Net Interest Income

				Percent Change
				4Q 2022 Compared to:
($ in thousands)	4Q 2022	3Q 2022	4Q 2021	3Q 2022	4Q 2021	Year 2022	Year 2021	Percent Change
Components of net interest income:
Income on earning assets	$57,458	$51,405	$44,357	11.8%	29.5%	$197,742	$178,169	11.0%
Expense on interest bearing liabilities	12,714	7,869	3,541	61.6	259.1	28,640	15,090	89.8
Net interest income	44,744	43,536	40,816	2.8	9.6	169,102	163,079	3.7
TEQ	249	240	224	4.0	11.2	956	897	6.5
Net interest income, tax equivalent	$44,993	$43,776	$41,040	2.8%	9.6%	$170,058	$163,976	3.7%

Average yield and rates paid:
Earning assets yield	4.51%	3.97%	3.45%	13.6%	30.8%	3.87%	3.50%	10.7%
Rate paid on interest bearing liabilities	1.52	0.93	0.42	63.4	260.7	0.85	0.45	91.3
Gross interest margin	2.99%	3.04%	3.03%	(1.6%)	(1.5%)	3.02%	3.05%	(1.1%)
Net interest margin	3.51%	3.36%	3.17%	4.5%	10.8%	3.32%	3.21%	3.4%

Average balances:
Investment securities	$1,284,470	$1,380,881	$1,496,322	(7.0%)	(14.2%)	$1,399,877	$1,324,689	5.7%
Loans	$3,662,221	$3,568,174	$3,381,206	2.6%	8.3%	$3,552,941	$3,455,742	2.8%
Earning assets	$5,079,176	$5,163,624	$5,133,843	(1.6%)	(1.1%)	$5,129,345	$5,115,961	0.3%
Interest-bearing liabilities	$3,321,914	$3,359,242	$3,337,053	(1.1%)	(0.5%)	$3,351,221	$3,376,788	(0.8%)

Net interest income for the quarter of $44.7 million was $1.2 million above prior quarter and $3.9 million above prior year same quarter.  Our net interest margin, on a fully tax equivalent basis, at 3.51% increased 15 basis points from prior quarter and 34 basis points from prior year same quarter.  Our average earning assets decreased $84.4 million from prior quarter and $54.7 million from prior year same quarter.  Our yield on average earning assets increased 54 basis points from prior quarter and 106 basis points from prior year same quarter, and our cost of funds increased 59 basis points from prior quarter and 110 basis points from prior year same quarter.  While the cost of funds increased more than our yield on earning assets improved, the net interest margin increased because of the benefit of our noninterest bearing deposits.  The benefit of these deposits increased 23 basis points during the quarter.  Noninterest bearing deposits decreased $86.2 million over prior quarter but increased $63.8 million over prior year.  Net interest income for the year ended December 31, 2022 increased $6.0 million or 3.7% from the year ended December 31, 2021.

Our ratio of average loans to deposits, including repurchase agreements, was 78.2% for the quarter ended December 31, 2022 compared to 75.4% for the quarter ended September 30, 2022 and 73.3% for the quarter ended December 31, 2021.

Noninterest Income

				Percent Change
				4Q 2022 Compared to:
($ in thousands)	4Q 2022	3Q 2022	4Q 2021	3Q 2022	4Q 2021	Year 2022	Year 2021	Percent Change
Deposit related fees	$7,411	$7,629	$7,083	(2.9%)	4.6%	$29,049	$26,529	9.5%
Trust revenue	2,959	2,989	3,305	(1.0)	(10.5)	12,394	12,644	(2.0)
Gains on sales of loans	174	235	1,241	(26.1)	(86.0)	1,525	6,820	(77.6)
Loan related fees	1,119	1,589	1,254	(29.6)	(10.8)	6,185	5,578	10.9
Bank owned life insurance revenue	572	743	1,036	(22.8)	(44.8)	2,708	2,844	(4.8)
Brokerage revenue	344	453	432	(24.0)	(20.4)	1,846	1,962	(5.9)
Other	1,192	1,041	626	14.4	90.2	4,209	4,086	3.0
Total noninterest income	$13,771	$14,679	$14,977	(6.2%)	(8.1%)	$57,916	$60,463	(4.2%)

Noninterest income for the quarter ended December 31, 2022 of $13.8 million was $0.9 million, or 6.2%, below prior quarter and $1.2 million, or 8.1%, below prior year same quarter.  The quarter over quarter decrease included a $0.2 million decrease in deposit related fees, a $0.5 million decrease in loan related fees, and a $0.2 million decrease in bank owned life insurance income.  Noninterest income for the year 2022 decreased $2.5 million from the year ended December 31, 2021 due to a $5.3 million decline in gains on sales of loans, partially offset by a $2.5 million increase in deposit related fees.  Gains on sales of loans continue to be impacted by the slowdown in the industry-wide mortgage refinancing boom.  Deposit related fees were primarily impacted by debit card income and overdraft charges.

Noninterest Expense

				Percent Change
				4Q 2022 Compared to:
($ in thousands)	4Q 2022	3Q 2022	4Q 2021	3Q 2022	4Q 2021	Year 2022	Year 2021	Percent Change
Salaries	$12,439	$12,537	$11,982	(0.8%)	3.8%	$48,934	$47,061	4.0%
Employee benefits	5,433	6,009	7,486	(9.6)	(27.4)	23,556	27,053	(12.9)
Net occupancy and equipment	2,576	2,897	2,625	(11.1)	(1.9)	11,083	10,854	2.1
Data processing	2,344	2,270	2,099	3.3	11.6	8,910	8,039	10.8
Legal and professional fees	931	752	868	23.9	7.2	3,434	3,199	7.3
Advertising and marketing	826	768	676	7.3	22.1	3,005	2,928	2.6
Taxes other than property and payroll	296	422	542	(30.2)	(45.5)	1,570	1,750	(10.3)
Net other real estate owned expense	18	42	299	(58.4)	(94.3)	456	1,401	(67.4)
Other	5,396	5,778	4,572	(6.6)	18.1	20,123	17,000	18.4
Total noninterest expense	$30,259	$31,475	$31,149	(3.9%)	(2.9%)	$121,071	$119,285	1.5%

Noninterest expense for the quarter ended December 31, 2022 of $30.3 million was $1.2 million, or 3.9%, lower than prior quarter and $0.9 million, or 2.9%, below prior year same quarter.  The decrease in noninterest expense was primarily the result of a decline in post retirement benefits, included in employee benefits.  Noninterest expense for the year ended December 31, 2022 was $1.8 million, or 1.5%, higher than the year 2021.  Noninterest expense for the year 2022 was impacted by a $1.4 million accrual for customer refunds of re-presented returned item fees during the third quarter and year over year increases of $0.9 million in data processing expense, $0.6 million in loan related expenses, and $0.4 million in contributions, partially offset by a $1.6 million year over year decrease in personnel expense.

Balance Sheet Review

Total Loans
				Percent Change
				4Q 2022 Compared to:
($ in thousands)	4Q 2022	3Q 2022	4Q 2021	3Q 2022	4Q 2021
Commercial nonresidential real estate	$762,349	$756,138	$757,893	0.8%	0.6%
Commercial residential real estate	372,914	359,643	335,233	3.7	11.2
Hotel/motel	343,640	335,253	257,062	2.5	33.7
SBA guaranteed PPP loans	883	1,958	47,335	(54.9)	(98.1)
Other commercial	389,072	383,398	359,930	1.5	8.1
Total commercial	1,868,858	1,836,390	1,757,453	1.8	6.3

Residential mortgage	824,995	814,944	767,185	1.2	7.5
Home equity loans/lines	120,541	115,400	106,667	4.5	13.0
Total residential	945,536	930,344	873,852	1.6	8.2

Consumer indirect	737,392	703,016	620,825	4.9	18.8
Consumer direct	157,504	160,866	156,683	(2.1)	0.5
Total consumer	894,896	863,882	777,508	3.6	15.1

Total loans	$3,709,290	$3,630,616	$3,408,813	2.2%	8.8%

Total Deposits and Repurchase Agreements
				Percent Change
				4Q 2022 Compared to:
($ in thousands)	4Q 2022	3Q 2022	4Q 2021	3Q 2022	4Q 2021
Non-interest bearing deposits	$1,394,915	$1,481,078	$1,331,103	(5.8%)	4.8%
Interest bearing deposits
Interest checking	112,265	100,680	97,064	11.5	15.7
Money market savings	1,348,809	1,268,682	1,206,401	6.3	11.8
Savings accounts	654,380	683,697	632,645	(4.3)	3.4
Time deposits	915,774	1,000,931	1,077,079	(8.5)	(15.0)
Repurchase agreements	215,431	230,123	271,088	(6.4)	(20.5)
Total interest bearing deposits and repurchase agreements	3,246,659	3,284,113	3,284,277	(1.1)	(1.1)
Total deposits and repurchase agreements	$4,641,574	$4,765,191	$4,615,380	(2.6%)	0.6%

CTBI’s total assets at $5.4 billion decreased $94.0 million, or 6.8% annualized, from September 30, 2022 and $37.9 million, or 0.7%, from December 31, 2021.  Loans outstanding at December 31, 2022 were $3.7 billion, an increase of $78.7 million, an annualized 8.6%, from September 30, 2022 and $300.5 million, or 8.8%, from December 31, 2021.  The increase in loans from prior quarter included a $32.5 million increase in the commercial loan portfolio, a $15.2 million increase in the residential loan portfolio, and a $34.4 million increase in the indirect consumer loan portfolio, offset partially by a $3.4 million decrease in the consumer direct loan portfolio.  CTBI’s investment portfolio decreased $42.2 million, or an annualized 12.9%, from September 30, 2022 and $199.3 million, or 13.7%, from December 31, 2021.  Deposits in other banks decreased $121.7 million from prior quarter and $187.8 million from year end 2021.  Deposits, including repurchase agreements, at $4.6 billion decreased $123.6 million, or an annualized 10.3%, from September 30, 2022 but increased $26.2 million, or 0.6%, from December 31, 2021.  Though deposits decreased during the quarter, $48.3 million was referred to our trust subsidiary, Community Trust and Investment Company (CTIC), allowing us to maintain the overall customer relationship for those depositors who moved funds for additional investment opportunities.  During the year 2022, $100.2 million in deposits was referred to CTIC.

Shareholders’ equity at $628.0 million increased $25.5 million, or an annualized 16.8%, during the quarter but declined $70.2 million, or 10.0%, from December 31, 2021, as a result of an increase year over year in unrealized losses on our securities portfolio due to an increased interest rate environment.  Net unrealized losses on securities were $129.2 million at December 31, 2022, compared to $139.4 million at September 30, 2022 and $4.8 million at December 31, 2021.  Management has the ability and intent to hold these securities to recovery or maturity.  CTBI’s annualized dividend yield to shareholders as of December 31, 2022 was 3.83%.

Asset Quality

Our total nonperforming loans, excluding troubled debt restructurings, increased to $15.3 million at December 31, 2022 from $13.7 million at September 30, 2022 but were below the $16.6 million at December 31, 2021.  Accruing loans 90+ days past due at $8.5 million increased $2.9 million from prior quarter and $2.5 million from December 31, 2021.  Nonaccrual loans at $6.8 million decreased $1.3 million from prior quarter and $3.9 million from December, 2021.  Accruing loans 30-89 days past due at $15.3 million increased $3.2 million from prior quarter and $4.4 million from December 31, 2021.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.

Our level of foreclosed properties was $3.7 million at December 31, 2022 compared to $1.9 million at September 30, 2022 and $3.5 million at December 31, 2021.  Sales of foreclosed properties for the quarter ended December 31, 2022 totaled $0.1 million while new foreclosed properties totaled $2.0 million.  For the year 2022, we had sales of $2.0 million and new foreclosed properties of $2.4 million.  At December 31, 2022, the book value of properties under contracts to sell was $1.2 million; however, the closings had not occurred at quarter-end.

We had a net recovery of loan charge-offs for the fourth quarter 2022 of $9 thousand, resulting from a $1.1 million recovery of a previous year’s charge-off.  Net loan charge-offs were $325 thousand, or 0.04% of average loans annualized, for the quarter ended September 30, 2022.  We had an $8 thousand net recovery of loan charge-offs for the quarter ended December 31, 2021.  Net loan charge-offs for the year 2022 were $0.7 million, or 0.02% of average loans annualized, compared to a net recovery of loan charge-offs of $0.1 million for the year 2021.

Allowance for Credit Losses

Provision for credit losses for the fourth quarter 2022 was $1.5 million, compared to $2.4 million for the quarter ended September 30, 2022 and $0.5 million for the fourth quarter 2021.  Provision for the year 2022 was $4.9 million compared to a recovery of $6.4 million during the year 2021.  Our reserve coverage (allowance for credit losses to nonperforming loans) at December 31, 2022 was 300.4% compared to 324.5% at September 30, 2022 and 251.2% at December 31, 2021.  Our credit loss reserve as a percentage of total loans outstanding at December 31, 2022 was 1.24% compared to 1.22% at September 30, 2022 and December 31, 2021.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Community Trust Bancorp, Inc.’s (“CTBI”) actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; the effects of the COVID-19 pandemic on our business operations and credit quality and on general economic and financial market conditions, as well as our ability to respond to the related challenges; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies, regulations, and enforcement actions could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $5.4 billion, is headquartered in Pikeville, Kentucky and has 70 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, three banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
December 31, 2022
(in thousands except per share data and # of employees)

	Three	Three	Three	Twelve	Twelve
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Interest income	$57,458	$51,405	$44,357	$197,742	$178,169
Interest expense	12,714	7,869	3,541	28,640	15,090
Net interest income	44,744	43,536	40,816	169,102	163,079
Loan loss provision	1,539	2,414	533	4,905	(6,386)

Gains on sales of loans	174	235	1,241	1,525	6,820
Deposit related fees	7,411	7,629	7,083	29,049	26,529
Trust revenue	2,959	2,989	3,305	12,394	12,644
Loan related fees	1,119	1,589	1,254	6,185	5,578
Securities gains (losses)	117	(159)	(208)	(168)	(158)
Other noninterest income	1,991	2,396	2,302	8,931	9,050
Total noninterest income	13,771	14,679	14,977	57,916	60,463

Personnel expense	17,872	18,546	19,468	72,490	74,114
Occupancy and equipment	2,576	2,897	2,625	11,083	10,854
Data processing expense	2,344	2,270	2,099	8,910	8,039
FDIC insurance premiums	374	360	339	1,447	1,381
Other noninterest expense	7,093	7,402	6,618	27,141	24,897
Total noninterest expense	30,259	31,475	31,149	121,071	119,285

Net income before taxes	26,717	24,326	24,111	101,042	110,643
Income taxes	4,274	4,954	4,863	19,228	22,704
Net income	$22,443	$19,372	$19,248	$81,814	$87,939

Memo: TEQ interest income	$57,707	$51,645	$44,581	$198,698	$179,066

Average shares outstanding	17,848	17,841	17,796	17,836	17,786
Diluted average shares outstanding	17,872	17,857	17,820	17,851	17,804
Basic earnings per share	$1.26	$1.09	$1.08	$4.59	$4.94
Diluted earnings per share	$1.26	$1.08	$1.08	$4.58	$4.94
Dividends per share	$0.44	$0.44	$0.40	$1.68	$1.570

Average balances:
Loans	$3,662,221	$3,568,174	$3,381,206	$3,552,941	$3,455,742
Earning assets	5,079,176	5,163,624	5,133,843	5,129,345	5,115,961
Total assets	5,412,752	5,477,596	5,418,854	5,438,696	5,387,241
Deposits, including repurchase agreements	4,682,014	4,733,393	4,612,010	4,688,976	4,592,415
Interest bearing liabilities	3,321,914	3,359,242	3,337,053	3,351,221	3,376,788
Shareholders' equity	617,338	636,038	697,727	642,423	682,697

Performance ratios:
Return on average assets	1.64%	1.40%	1.41%	1.50%	1.63%
Return on average equity	14.42%	12.08%	10.94%	12.73%	12.88%
Yield on average earning assets (tax equivalent)	4.51%	3.97%	3.45%	3.87%	3.50%
Cost of interest bearing funds (tax equivalent)	1.52%	0.93%	0.42%	0.85%	0.45%
Net interest margin (tax equivalent)	3.51%	3.36%	3.17%	3.32%	3.21%
Efficiency ratio (tax equivalent)	51.81%	53.70%	55.40%	53.12%	53.11%

Loan charge-offs	$1,995	$1,203	$865	$5,346	$4,325
Recoveries	(2,004)	(878)	(873)	(4,666)	(4,445)
Net charge-offs	$(9)	$325	$(8)	$680	$(120)

Market Price:
High	$48.05	$45.37	$46.21	$48.05	$47.53
Low	$40.81	$39.65	$41.05	$39.10	$36.02
Close	$45.93	$40.55	$43.61	$45.93	$43.61

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
December 31, 2022
(in thousands except per share data and # of employees)

	As of	As of	As of
	December 31, 2022	September 30, 2022	December 31, 2021
Assets:
Loans	$3,709,290	$3,630,616	$3,408,813
Loan loss reserve	(45,981)	(44,433)	(41,756)
Net loans	3,663,309	3,586,183	3,367,057
Loans held for sale	109	1,043	2,632
Securities AFS	1,256,226	1,298,592	1,455,429
Equity securities at fair value	2,166	1,969	2,253
Other equity investments	11,563	11,563	13,026
Other earning assets	79,475	201,196	267,286
Cash and due from banks	51,306	60,527	46,558
Premises and equipment	42,633	41,593	40,479
Right of use asset	17,071	12,131	12,148
Goodwill and core deposit intangible	65,490	65,490	65,490
Other assets	190,968	194,051	145,899
Total Assets	$5,380,316	$5,474,338	$5,418,257

Liabilities and Equity:
Interest bearing checking	$112,265	$100,680	$97,064
Savings deposits	2,003,189	1,952,379	1,839,046
CD's >=$100,000	471,934	537,233	589,853
Other time deposits	443,840	463,698	487,226
Total interest bearing deposits	3,031,228	3,053,990	3,013,189
Noninterest bearing deposits	1,394,915	1,481,078	1,331,103
Total deposits	4,426,143	4,535,068	4,344,292
Repurchase agreements	215,431	230,123	271,088
Other interest bearing liabilities	58,696	58,701	58,716
Lease liability	17,628	12,636	13,005
Other noninterest bearing liabilities	34,371	35,250	32,954
Total liabilities	4,752,269	4,871,778	4,720,055
Shareholders' equity	628,047	602,560	698,202
Total Liabilities and Equity	$5,380,316	$5,474,338	$5,418,257

Ending shares outstanding	17,918	17,901	17,843

30 - 89 days past due loans	$15,303	$12,058	$10,874
90 days past due loans	8,496	5,554	5,954
Nonaccrual loans	6,813	8,138	10,671
Restructured loans (excluding 90 days past due and nonaccrual)	81,331	79,092	69,827
Foreclosed properties	3,671	1,864	3,486

Community bank leverage ratio	13.55%	13.24%	13.00%
Tangible equity to tangible assets ratio	10.58%	9.93%	11.82%
FTE employees	985	964	974